Exhibit 99.1

Longview Timber LLC

Consolidated Financial Statements as of and for the

Year Ended December 31, 2012 and Independent

Auditors’ Report

LONGVIEW TIMBER LLC

TABLE OF CONTENTS

Page

INDEPENDENT AUDITORS’ REPORT	1

CONSOLIDATED FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2012:

Balance Sheet	2

Statement of Operations	3

Statement of Comprehensive Loss	4

Statement of Equity	5

Statement of Cash Flows	6

Notes to Consolidated Financial Statements	7–17

Deloitte & Touche LLP 3900 U.S. Bancorp Tower 111 S.W. Fifth Ave. Portland, OR 97204-3642 USA Tel: +1 503 222 1341 Fax: +1 503 224 2172 www.deloitte.com
INDEPENDENT AUDITORS’ REPORT

To The Board of Directors and Members of

Longview Timber LLC

Longview, Washington

We have audited the accompanying consolidated financial statements of Longview Timber LLC and subsidiaries (the “Company”), which comprise the consolidated balance sheet as of December 31, 2012 and the related consolidated statements of operations, comprehensive loss, equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2012 and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

April 26, 2013

(June 14, 2013 as to Note 19)

Portland, Oregon

Member of Deloitte Touche Tohmatsu Limited

LONGVIEW TIMBER LLC

CONSOLIDATED BALANCE SHEET

As of (Dollars in thousands)	Note	Dec. 31 2012
Assets

Current Assets
Cash and cash equivalents		$25,331
Accounts receivable		6,147
Deferred income tax asset	8	318
Inventories	2	6,134
Prepaid expenses and other current assets	3	517
Total current assets		38,447

Property, plant and equipment — net	4	2,388

Timber, timberlands and logging roads - net	5	1,552,635

Investment in IFA Nurseries	6	705

Deferred debt issuance costs	7	3,797
TOTAL ASSETS		$1,597,972

Liabilities and equity

Current Liabilities
Accounts payable		$2,836
Accounts payable — related party	12	3,665
Taxes payable		2,466
Accrued liabilities	9	12,328
Current portion long-term debt	10	453,333
Total current liabilities		474,628

Long-term debt	10	616,667
Due to related party	12	18,010
Total liabilities		1,109,305

Equity
Noncontrolling interest	14	(1)
Members’ equity	15	488,668
Total equity		488,667
TOTAL LIABILITIES AND EQUITY		$1,597,972

See notes to consolidated financial statements.

LONGVIEW TIMBER LLC

CONSOLIDATED STATEMENT OF OPERATIONS

For the Year ended December 31
(Dollars in thousands)	Note	2012
Sales	12	$245,335
Costs and expenses
Cost of goods sold		114,011
Depletion, depreciation, and amortization		116,482
Total		230,493
Gross profit		14,842
Selling, general and administrative expenses	12	18,491
Operating loss		(3,649)
Other income (expense)
Interest income		27
Interest expense		(60,107)
Gain on sales of assets		263
Total other expense		(59,817)
Loss before income taxes		(63,466)
Provision for taxes	8
Current		(2,366)
Deferred		(60)
Total provision for taxes		(2,426)
NET LOSS		$(65,892)

See notes to consolidated financial statements.

LONGVIEW TIMBER LLC

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

For the Year Ended December 31 (Dollars in thousands)	Note	2012

Net loss		$(65,892)

Other comprehensive income Amortization of cumulative derivative loss (net of income taxes - $ 0)	13	4,308
Comprehensive loss		$(61,584)

See notes to consolidated financial statements.

LONGVIEW TIMBER LLC

CONSOLIDATED STATEMENT OF EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2012

(Dollars in thousands)

	Members’ Equity
	Initial Member	Special Member	Accumulated Other Comprehensive Loss	Total Members’ Equity	Non controlling Interest	Total
Balance — January 1, 2012	$621,213	$7,449	$(26,410)	$602,252	$15	$602,267
Amortization of cumulative derivative loss			4,308	4,308		4,308
Net loss	(65,162)	(730)		(65,892)		(65,892)
Dividends and distributions	(51,424)	(576)		(52,000)	(16)	(52,016)
Balance — December 31, 2012	$504,627	$6,143	$(22,102)	$488,668	$(1)	$488,667

See notes to consolidated financial statements.

LONGVIEW TIMBER LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Year ended December 31 (Dollars in thousands)	Note	2012

Cash provided by (used in) operating activities:
Net loss		$(65,892)
Adjustments to reconcile net loss to cash provided by operating activities:
Depletion, depreciation, and amortization		116,482
Amortization of deferred debt issuance costs	7	2,220
(Gain) on sales of assets		(263)
Amortization of cumulative derivative loss	13	4,308
Deferred income taxes	8	60
Changes in assets and liabilities:
Accounts receivable		2,037
Inventories		(3,445)
Prepaid expenses and other current assets		1,105
Accounts payable and accrued liabilities		345
Accounts payable — related party		(10)
Taxes payable		55
Cash provided by operating activities		57,002

Cash provided by (used in) investing activities:
Additions to capital assets		(6,555)
Proceeds from the sale of capital assets — net of selling costs		1,902
Cash used in investing activities		(4,653)

Cash used in financing activities:
Due to related party		(187)
Dividends paid to noncontrolling interest	14	(16)
Distributions paid to special member	15	(576)
Distributions paid to initial member	15	(51,424)
Cash used in financing activities		(52,203)

Change in cash and cash equivalents		146

Change in cash and cash equivalents - beginning of year		25,185

Change in cash and cash equivalents - end of year		$25,331

Supplemental disclosures:

Cash paid for interest		$53,257

Cash paid for taxes		$2,013

Supplemental disclosures of noncash investing and financing activities:
— Use of seedlings inventory for reforestation of timber, timberlands,and logging roads		$2,691

See notes to consolidated financial statements.

LONGVIEW TIMBER LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2012

1.	SUMMARY OF ACCOUNTING POLICIES

Nature of Business:

General — Longview Timber LLC is a limited liability company engaged in the ownership and management of timberlands in Oregon and Washington, which principally produce logs for sale from its timberlands. All of the Longview Timber LLC facilities are located in the United States (U.S.). Longview Timber LLC owns and manages approximately 645,100 acres of timberlands in the U.S. Pacific Northwest composed primarily of softwoods. Longview Timber LLC is owned 98.89% by Longview Timber Holdings LLC, its initial member and 1.11% by Longview GP LLC, its special member.

Longview Timber LLC is the owner of Longview Fibre Company which is a real estate investment trust (“REIT”). A REIT is a company that derives most of its income from investments in real estate, which includes timberlands. A corporation that qualifies as a REIT generally will not be subject to corporate taxes on income and gains from investments in real estate to the extent that it distributes such income and gains to its shareholders. The principal REIT qualifying investment consists of timberlands. As a REIT, Longview Fibre Company will be required to pay federal corporate income tax on earnings from non-real estate investments and on earnings from real estate investments that are not distributed to its members.

Basis of Presentation — The consolidated financial statements presented herein are those of Longview Timber LLC and its subsidiaries, and are derived from the records of such entities after the elimination of intercompany balances and transactions. Reference to Longview Timber LLC also includes, as applicable, reference directly or indirectly to any of its subsidiaries including – Longview Fibre Company; Longview Timberlands LLC, and Longview Timber, Corp.

Cash and Cash Equivalents — Cash and cash equivalents consist of cash and highly liquid investments purchased with maturities of three months or less at date of acquisition. Cash equivalents held by Longview Timber LLC are considered Level 2 assets as defined by fair value accounting guidance, as the fair value of such assets are based on inputs, other than quoted prices in active markets which are observable either directly or indirectly.

Accounts Receivable and Allowance for Doubtful Accounts — Accounts receivable are comprised mainly of trade accounts receivable primarily from the sale of products on credit. Credit is extended to customers based on an evaluation of their financial condition. The adequacy of the allowance for doubtful accounts is based on historical experience and past due status, in addition to management’s evaluation of material customer accounts including ability to pay, bankruptcy, payment history, and other factors.

Bad debt expense associated with uncollectible accounts was zero for the year ended December 31, 2012. Longview Timber LLC recorded no allowance for doubtful accounts as of December 31, 2012.

Inventories — Inventories are stated at the lower of cost or market. If actual demand or market conditions are less favorable than those projected by management, inventory write-downs may be required. Cost is determined on a first-in, first-out basis except for supplies, which are stated using the average cost method. Seedlings are reclassified to timber, timberlands, and logging roads when used in the reforestation process.

Timber, Timberlands and Logging Roads; Timber Depletion, Logging Roads Amortization and Bridge Amortization — Timber, timberlands and logging roads are stated at cost, net of accumulated depletion and amortization. Timber upon reaching the age of 35 years, is considered merchantable and available for harvesting, with all timber younger than 35 years of age being classified as premerchantable. Timber is tracked on a county-by-county basis whereby capital costs and estimated recoverable timber volumes are accumulated in the county in which the related timber is located. Expenditures for reforestation, including costs such as site preparation, tree planting, fertilization and herbicide application for the two years after planting, are capitalized and depleted as timber is harvested. After two years of age, plantation maintenance and tree farm management costs, consisting of recurring items necessary to the ownership and administration of the timber and timberlands, are recorded as a current period expense. Impairment is reviewed annually, or whenever events or circumstances indicate that the carrying value of an asset or group of assets may not be recovered pursuant to Accounting Standards Codification (“ASC”) 360, Property, Plant and Equipment (“ASC 360”). Management evaluates whether or not the undiscounted future cash flows generated by the asset, or comparable sales will exceed its carrying value. If estimated future cash flows indicate the carrying value of an asset or group of assets may not be recoverable, impairment exists, and the asset’s net book value is written down to its estimated fair value.

Provision for depletion of merchantable timber represents a charge per unit of production (“depletion rate”) applied to actual harvest volumes. Management has applied four depletion rates for its timberlands, which are based on geographical regions in Oregon and Washington. The depletion rates are validated to a computer growth index model that tracks the timber volumes through the growth cycle and is based upon actual growth rates from permanent timber growth plots throughout the U.S. Pacific Northwest. The depletion rates are adjusted annually for timber maturity, estimated growth, and actual harvest volumes or when there is a significant acquisition or disposition.

Direct costs associated with the building of primary and major secondary access logging roads are capitalized and amortized on the straight-line basis over estimated useful lives ranging from 3 to 15 years. Bridges are amortized over an estimated useful life of 35 years. Costs incurred for logging roads that serve short-term harvest needs are expensed as incurred. Costs for road base construction of mainline roads, such as clearing and grading, are not amortized and remain a capitalized cost until disposition as they provide permanent value to the timberlands.

Timberland acquisitions are recorded originally at fair value and any gain or loss on timberland dispositions are recorded at the time of sale.

Property, Plant and Equipment, and Depreciation — Property, plant and equipment are recorded at cost, net of accumulated depreciation. Plant and equipment, include those additions and improvements that add to production capacity or extend useful life. Impairment, in accordance with ASC 360, is reviewed annually, or whenever events or circumstances indicate that the carrying value of an asset or group of assets may not be recovered.

Impairment evaluates whether or not the undiscounted future cash flows generated by an asset will exceed its carrying value. If estimated future cash flows indicate the carrying value of an asset or group of assets may not be recoverable, impairment exists, and the asset’s net book value is written down to its estimated fair value. When properties are sold or otherwise disposed of, the cost and the related accumulated depreciation are removed from the respective accounts, and the resulting profit or loss is recorded in operations. The costs of maintenance and repairs are charged to operations when incurred.

Depreciation is computed on a straight-line basis over the estimated useful lives of the assets. The estimated useful lives of assets range from 4 to 10 years for machinery and equipment.

Revenue Recognition — Revenues are recognized from sales to customers when title and risk of loss pass to the customer and when the sales price is fixed or determinable. For all sales, ownership transfers upon receipt by customers of logs (“FOB-destination”) or upon shipment to customers of logs (“FOB-shipping point”).

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

New Accounting Pronouncements — In February 2013, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2013-02, which amends FASB Accounting Standards Codification (“ASC”) Topic 220, “Comprehensive Income.” The amendments in this guidance require an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present, either on the face of the financial statements or in the notes, significant amounts reclassified out of AOCI by the respective line items of net income if the amount reclassified is required under GAAP to be reclassified to net income in its entirety in the same reporting period. For other amounts that are not required under GAAP to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required by GAAP that provide additional detail about those amounts. This guidance is effective prospectively for interim and annual reporting periods beginning after December 15, 2012. Longview Timber LLC is currently evaluating the impact of adopting this guidance on its financial statements and disclosures included within Notes to Consolidated Financial Statements.

In June 2011, the FASB issued ASU No. 2011-05, which amends FASB ASC Topic 220, “Comprehensive Income.” ASU No. 2011-05 provides an entity with the option to present the total of comprehensive income, the components of net income and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. Regardless of the option chosen, this guidance also requires presentation of items on the face of the financial statements that are reclassified from other comprehensive income to net income. This guidance does not change the items that must be reported in other comprehensive income, when an item of other comprehensive income must be reclassified to net income or how tax effects of each item of other comprehensive income are presented. This guidance is effective for interim and annual reporting periods beginning after December 15, 2011. In December 2011, the FASB issued

ASU No. 2011-12, which also amends FASB ASC Topic 220 to defer indefinitely the ASU No. 2011-05 requirement to present items on the face of the financial statements that are reclassified from other comprehensive income to net income. ASU No. 2011-12 is also effective for interim and annual reporting periods beginning after December 15, 2011. Longview Timber LLC adopted this guidance on January 1, 2012 and elected the two separate but consecutive statements option.

2.	INVENTORIES

Inventories at December 31, 2012, consisted of the following (dollars in thousands):

2012
Seed, cones, seedlings	$1,003
Rock and gravel	2,431
Nursery bed stock	2,553
Supplies	147
Total inventories	$6,134

3.	PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets at December 31, 2012, consisted of the following (dollars in thousands):

2012
Timber — land deals	$38
Insurance	120
Other - miscellaneous, dues, fees	359
Total prepaid expenses and other current assets	$517

Timber — land deals represents payments that have been made for fees and other costs associated with the purchase and sale of timberlands. When payments associated with the purchase or sale of timberlands are made, they are recorded in the timber - land deals until the purchase or sale is finalized.

4.	PROPERTY, PLANT AND EQUIPMENT — NET

Property, plant and equipment — net at December 31, 2012 consisted of the following (dollars in thousands):

	2012
	Cost	Accumulated Depreciation	Net Book Value
Land	$1,440	$-	$1,440
Equipment	2,551	(1,603)	948
Total property, plant and equipment — net	$3,991	$(1,603)	$2,388

5.	TIMBER. TIMBERLANDS AND LOGGING ROADS — NET

Timber, timberlands and logging roads — net at December 31, 2012 consisted of the following (dollars in thousands):

	2012
	Cost	Accumulated Depletion and Amortization	Net Book Value
Timber	$1,898,855	$(557,579)	$1,341,276
Timberlands	197,337	-	197,337
Logging roads*	16,969	(2,947)	14,022
Total timber, timberlands and logging roads — net	$2,113,161	$(560,526)	$1,552,635
*includes bridges

During the year ended December 31, 2012 Longview Timber LLC sold timber and timberlands (including higher and better use lands) for net proceeds of $1.9 million, realizing a gain of $0.3 million.

6.	INVESTMENT IN IFA NURSERIES

Investment of $705 thousand at December 31, 2012 represents Longview Timber LLC’s interest in IFA Nurseries Inc., a company which provides various reforestation goods and services. Longview Timber LLC accounts for its investment in IFA Nurseries, Inc. on the cost method.

7.	DEFERRED DEBT ISSUANCE COSTS

Debt issuance costs, net of amortization, were $3.8 million as of December 31, 2012. Debt issuance costs are deferred and amortized over the respective terms to maturity.

Amortization expense for the year ended December 31, 2012 was $2.2 million and included in interest expense on the consolidated statement of operations. Amortization expense for the next five years is as follows: 2013 of $1.3 million, 2014 of $1.1 million, 2015 of $0.6 million, 2016 of $0.4 million, and 2017 of $0.4 million.

8.	INCOME TAXES

Longview Timber LLC is taxable as a partnership and is generally not subject to income taxes on its stand-alone taxable income from operations and investments; such taxes are the responsibility of the individual members. During 2012, Longview Timber LLC made cash distributions to its members of $52 million.

Longview Fibre Company qualifies as a REIT under the Internal Revenue Code (“IRC”), it is not subject to federal income tax on that portion of its income that it distributes to its shareholders. During 2012, Longview Fibre Company made cash distributions to its shareholders of $51.6 million. Such distributions in 2012 have been designated as $28.5 million of capital gain distributions and $23.1 million of return of capital. None of the amounts distributed were ordinary dividends as defined by the IRC. In addition, all of the net capital gains for 2012 were distributed as noted above.

With limited exceptions, Longview Fibre Company will; however, be subject to corporate tax on built-in gains (the excess of fair market value over tax basis of property at January 1, 2006, the date of REIT election) on taxable sales of such built-in gain property during the ten years following REIT conversion. Built-in gain tax from the sale of REIT property may be off-set by utilization of pre-REIT net operating losses or by reinvesting sale proceeds in similar property that qualifies as like-kind under requirements of the IRC.

In order to maintain compliance with REIT tax rules, Longview Fibre Company utilizes a taxable REIT subsidiary (“TRS”) for various non-REIT qualifying activities including the harvest and sale of logs. The TRS is consolidated by Longview Timber LLC.

Accordingly, the provision for corporate income taxes relates to deferred tax on certain property sales (from utilization of pre-REIT net operating losses) and on income from TRS operations.

The provision for income taxes for the year ended December 31, 2012 consisted of the following (dollars in thousands):

2012
Current federal tax	$2,366
Deferred federal tax	60
Total provision for income taxes	$2,426

An analysis of the income tax provision for the year ended December 31, 2012 is as follows (dollars in thousands):

2012
Expected federal income tax (benefit) at statutory rate	$ (22,213)
REIT losses not subject to income taxes	24,639
Total provision for income taxes	$ 2,426

The tax effect of temporary differences giving rise to deferred tax assets at December 31, 2012 is as follows (dollars in thousands):

2012
Deferred tax assets — REIT net operating loss carry forward from prior years	$ 318

The tax years 2009 through 2012 are subject to examination by the tax authorities. With few exceptions, Longview Timber LLC is no longer subject to U.S. federal, state, local examinations by tax authorities for years before 2009.

Uncertain Tax Positions — Income tax positions must meet a more likely than not recognition threshold at the effective date to be recognized upon the adoption of ASC 740, Income Taxes (“ASC 740”), and in subsequent periods. ASC 740 also provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Longview Timber LLC recognizes tax liabilities in accordance with ASC 740 and adjusts these liabilities when our judgment changes as a result of the evaluation of new information not previously available. Due to the complexity of some of these uncertainties, the ultimate resolution may result in a payment that is materially different from the current estimate of the tax liabilities. These differences will be reflected as increases or decreases to income tax expense in the period in which they are determined. Longview Timber LLC records the related interest and penalties on these within income tax expense as well.

Longview Timber LLC does not have any reserves for uncertain tax positions as of December 31, 2012.

9.	ACCRUED LIABILITIES

Accrued liabilities at December 31, 2012 consisted of the following (dollars in thousands):

2012
Staff payroll and benefit liabilities	$ 1,259
Accrued interest payable — long term debt	11,069
Total other accrued liabilities	$ 12,328

10.	DEBT

Debt is provided by Metropolitan Life Insurance Company and a syndicate of lenders (the “Lenders’). The total debt on the balance sheet is $1,070 million (including current portion of $453.3 million) as at December 31, 2012. The debt is collateralized with the timber, timberlands, and logging roads.

Total debt (including current portion) consists of the following tranches:

Maturity	Amount	Interest
Date	(USD$millions)	Rate
Apr 3, 2013	$308.3	4.73%
Apr 3, 2013	$44.8	6.31%
Apr 3, 2015	$308.3	5.12%
Apr 3, 2018	$308.4	5.66%
Apr 3, 2013	$75.0	LIBOR + margin
Apr 3, 2013	$25.2	LIBOR + margin

The variable rates are calculated quarterly as the three-month LIBOR interest rate, which is a predetermined number of days prior to the interest payment, plus a set amount of basis points as defined in the related debt agreement on the 15th day of the month starting the calendar quarter. The LIBOR rates used for the most recent interest payment were 1.95% and 2.34%.

Longview Timber LLC intends to refinance the long-term debt as it matures with similar long-term debt facilities, see Note 19. The related interest expense recorded was $53.3 million during the year ended December 31, 2012.

Longview Timber LLC’s debt agreements contain customary covenants and default provisions, including a covenant not to exceed a specified debt-to-value ratio of 0.60. It also includes a restriction on distributions if the cash flow coverage ratio is less than 1.25 on a rolling eight-quarter basis. As of December 31, 2012, Longview Timber LLC was in compliance with all financial and nonfinancial covenants of its debt agreements.

11.	EMPLOYEE BENEFIT PLANS

Longview Timber LLC has no participation in any pension, retiree medical, or health care insurance plans. Longview Timber LLC has a matching defined contribution 401k plan. The amount contributed and expensed to the 401k plan was $0.3 million for the year ended December 31, 2012.

12.	RELATED PARTIES

A summary of the significant related party transactions is provided below:

a)	Accounts payable — related party amounts of $3.7 million as of December 31, 2012 is with Longview GP LLC (“LVGP”), the special member of Longview Timber LLC, a U.S. company indirectly owned by Brookfield Asset Management Inc. (“Brookfield”) for services provided pursuant to the terms of the October 9, 2008, amended and restated management agreement between Longview Timber LLC and LVGP. For the year ended December 31, 2012 the amount is calculated based on 0.65% per annum of the sum of all effective capital contributions to Longview Timber LLC and is payable semi-annually. The expense recorded in selling, administrative and general expenses was $7.3 million for the year ended December 31, 2012.

b)	Longview Timber LLC sells pulp logs to Longview Fibre Paper and Packaging Inc. (“PPI”), an entity controlled by Brookfield. Sales to PPI were $7.1 million during the year ended December 31, 2012. Included in accounts receivable are amounts from PPI $0.2 million as of December 31, 2012.

c)	The due to related party amount of $18.0 million as of December 31, 2012 is with the parent company, Longview Timber Holdings, Corp. and reflects advances in connection with the initial acquisition of the previous Longview Fibre Company by Brookfield on April 20, 2007.

d)	Longview Timber LLC has access to a $25 million revolving credit facility provided by a related party, Brookfield US Corporation, which was undrawn at December 31, 2012. The related fee which is recorded as interest expense was $0.3 million during the year ended December 31, 2012. The revolving credit facility matures April 2, 2013 and Longview Timber LLC intends to replace this revolving credit facility when it matures with similar facilities, see Note 19.

13.	ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

In 2008, Longview Timber LLC held a bridge loan with three lenders — Merrill Lynch USA, Royal Bank of Canada and The Bank of Nova Scotia (the “Bridge Loan”). On April 3, 2008, the Bridge Loan was refinanced with a combination of long-term debt and a short-term related party bridge loan. Longview Timber LLC used fixed interest rate swap agreements (“swaps”) to manage changes in cash flow because of changes in interest rate movements on certain of the variable rate debt formerly held under the Bridge Loan. Longview Timber LLC had designated these swaps as cash flow hedges. To receive hedge accounting treatment, all of the swaps were formally documented at the inception of each hedge and the hedges were determined to be highly effective at swap inception and throughout the term of the Bridge Loan. As the swaps were highly effective, the change in fair value, net of income taxes, was recorded in other comprehensive income or loss, except for the ineffective portion of the fair value change, which was recognized in the statement of operations. If the swaps had not been determined to be highly effective Longview would have recorded the change in fair value in operations.

Longview Timber LLC terminated the swaps in connection with the re-financing of the Bridge Loan in 2008 with $53.5 million being paid to the counterparties.

The previously recognized losses related to these swaps, which are recorded in accumulated other comprehensive loss, will be recorded into operations in the same periods that the hedged transaction affects operations. The amounts are recorded within interest expense and the expense related to this was $4.3 million for the year ended December 31, 2012.

14.	NONCONTROLLING INTEREST

Noncontrolling interest represent preferred stock interest in the equity of Longview Fibre Company, which was recorded as non-controlling interest within equity in the amount of $(1) thousand as of December 31, 2012. On May 10, 2007, Longview Fibre Company issued 125 shares of non-voting preferred stock with par value of $1 thousand to 125 individual stockholders. Preferred stock has a par value of $1 thousand per share, with liquidation preference of the same amount. The dividend rate for preferred shares is 12.5%. The shares were callable with a premium of 5% as of December 31, 2012. The premium reduced, net of issuance costs, 5% per annum such that there will be no premium after December 31, 2012.

Dividends — Longview Fibre Company declared and paid dividends in the amount of $16 thousand for the year ended December 31, 2012.

15.	MEMBERS’ EQUITY

Longview Timber LP entered into a limited partnership as of April 20, 2007, with Longview GP LLC as the general partner and Longview Timber Holdings LLC as the limited partner. On October 9, 2008, Longview Timber LP converted to a limited liability company, Longview Timber LLC, pursuant to and in accordance with the Delaware Limited Liability Company Act upon which Longview GP LLC became the special member and Longview Timber Holdings LLC became the initial member. As of December 31, 2012, the ownership interest is 1.11% or 15,295 units as to the special member and 98.89% or 1,364,458 units as to the initial member.

Allocation and Distribution to Members — Profit and loss shall be allocated to the members in proportion to their interest percentage for the period. All cash derived from operations of the limited liability company, but less cash used to pay current operating expenses and to pay or establish reasonable reserves as determined by the special member, shall be distributed to the members in proportion to their interest percentage.

Longview Timber LLC made distributions of $51.4 million to the initial member and $.6 million to the special member for the year ended December 31, 2012.

16.	COMMITMENTS AND CONTINGENCIES

Legal Matters and Litigation — Longview Timber LLC is subject to legal proceedings and claims that arise in the ordinary course of the business. Although there can be no assurance as to the disposition of these matters and the proceedings, it is the opinion of Longview Timber LLC’s management, based upon the information available at this time, that the expected outcome of these matters, individually or in aggregate, will not have a material effect on the ongoing results of operations, the financial condition of the business, or cash flows.

Log Sales Agreement - Longview Timber LLC has two log sale agreements with Hampton Tree Farms, Inc., a subsidiary of Hampton Affiliates, under which Longview Timber LLC must provide a combined 50 million board feet of logs per year at the applicable market rate. One agreement, which supplies 20 million board feet annually, runs through October 2023 and may be extended for an additional five year term unless it is terminated by either party. The other agreement, which supplies 30 million board feet annually, runs through December 2016.

17.	FAIR VALUE MEASUREMENTS

Longview Timber LLC’s debt is carried at cost in the consolidated financial statements. The fair value of fixed-rate debt has been estimated based on quoted market prices, where available, or at the present value of future cash flows discounted at rates consistent with comparable maturities with similar credit risks. The carrying amount of variable-rate debt approximates fair value because of the frequent re-pricing of these instruments at market rates. The following table presents the carrying amount and estimated fair value of Longview Timber LLC’s fixed-rate and variable-rate debt (in thousands):

Debt	Cost Basis	Fair Value
December 31, 2012	$1,070,000	$1,135,636

18.	CONCENTRATIONS OF CREDIT RISK

Longview Timber LLC had the following concentrations of Sales and Accounts Receivable as of and for the year ended December 31:

	2012
	Sales	Accounts Receivable
Customer 1	28%	15%
Customer 2	12%	24%
Customer 3	11%	16%
Customer 4	7%	2%

Longview Timber LLC maintains cash balances, which at times, exceed the federally insured amount of $250,000. Longview Timber LLC has not experienced any losses from these accounts and believes it is not exposed to significant credit risk.

19.	SUBSEQUENT EVENTS

Longview Timber LLC has evaluated subsequent events through June 14, 2013, which is the date the consolidated financial statements were available to be issued. On March 1, 2013, Longview Timber LLC had executed a term sheet with the Lenders for a new loan, the proceeds from which were to be used to repay the debt maturing on April 3, 2013 (the “Maturity Date”). The term sheet included provisions that provide for a 90-day extension of the Maturity Date should the documentation for, and funding of, the new loan not be completed before the Maturity Date. On April 2, 2013, Longview Timber LLC and the Lenders executed amending agreements to the promissory notes supporting the debt maturing on the Maturity Date that extended the Maturity Date of the maturing debt to July 3, 2013 and increased the margin on a portion of the variable rate notes to reflect current market rates. While Longview Timber LLC and the Lenders are fully committed to completing the refinancing prior to the amended maturity date, should Longview Timber LLC not be successful in concluding the refinancing, members of Longview Timber LLC will provide the additional capital required to fund the debt that is coming due.

On June 14, 2013, Weyerhaeuser Columbia Holding Co. LLC entered into an agreement to acquire 100% of the member’s units of Longview Timber LLC. The estimated sales price is $2,650 million with closing expected in late June 2013.

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